UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 18, 2012

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2012 the board of directors (the “Board”) of Marsh & McLennan Companies, Inc. (the “Company”) elected Elaine La Roche and R. David Yost to the Board, effective immediately. Ms. La Roche is a Senior Advisor to China International Capital Corporation US.  Mr. Yost was the Chief Executive Officer of AmerisourceBergen Corporation from 2001 until his retirement in 2011.

The Board has determined that both Ms. La Roche and Mr. Yost are independent directors for purposes of the New York Stock Exchange listed company standards and the independence standards set forth in the Company's guidelines for corporate governance. The Board has appointed Ms. La Roche to serve on its audit and compliance and risk committees. The Board has appointed Mr. Yost to serve on its compensation and corporate responsibility committees.

As non-management directors, Ms. La Roche and Mr. Yost will be compensated as described under “Board of Directors and Committees - Director Compensation” in the Company's proxy statement relating to its 2011 annual meeting of stockholders.

A copy of the Company's press release, dated January 18, 2012, announcing the election of Ms. La Roche and Mr. Yost is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

99.1      Press release issued by Marsh & McLennan Companies, Inc. on January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:     January 18, 2012

EXHIBIT INDEX

Exhibit No.          Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on January 18, 2012.

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